UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010 (January 29, 2010)

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 29, 2010, Nyer Medical Group, Inc. (the “Company”) closed the transactions contemplated by the Asset Purchase Agreement, dated as of October 22, 2009, among Walgreen Eastern Co., Inc. (“Walgreens”), D.A.W., Inc., a wholly-owned subsidiary of the Company (“DAW”), and the Company, whereby DAW sold to Walgreens a substantial portion of its operating assets, including prescription files and inventory of a total of 12 neighborhood pharmacies, which included the assignment of nine leases, for a cash purchase price of $12.0 million plus $6.6 million of qualifying inventory, $1.1 million of operating equipment and $71,980 for prepaid rent amounts (the “WAG Transaction”).  The WAG Transaction is more fully described in the Company’s Proxy Statement dated December 17, 2009.

On February 3, 2010, the Company closed the transactions contemplated by the Transaction Agreement, dated October 23, 2009, among the Company, DAW, and certain members of management of DAW (the “Management Team”), with an effective date of February 1, 2010 (the “DAW Transaction”), whereby the Management Team purchased the stock of DAW in exchange for $300,000 in cash and the assumption of $1.2 million of liabilities.  The Management Team included certain officers and directors of the Company and DAW, who own all of the outstanding preferred stock of the Company and also own convertible and other notes, options and common stock of the Company.  Because of the relationships between the Management Team and the Company, the DAW Transaction was approved by a special committee of the Board of Directors (the “Board”) of the Company comprised of independent directors (the “Special Committee”), in addition to the full Board.  The DAW Transaction, the relationships of the Management Team with the Company and DAW and the considerations of the Special Committee and the Board are described more fully in the Company’s Proxy Statement dated December 17, 2009.

Item 8.01  Other Events.

The Company anticipates that the Plan of Dissolution of the Company and the transactions contemplated thereby (the “Plan of Dissolution”) will be completed approximately 90 days after the date hereof.  The Plan of Dissolution is described more fully in the Company’s Proxy Statement dated December 17, 2009.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward looking statements are based on the Company’s present expectations, but these statements and the implications of these statements are not guaranteed to occur and may not occur for various reason.  For example:

This report states that the closing of the Plan of Dissolution is expected to be completed approximately 90 days after the date hereof.  In fact, the closing of the Plan of Dissolution is subject to various conditions and contingencies as are customary in plans of dissolution in the United States.  If these conditions are not satisfied or the specified contingencies occur, the Plan of Dissolution may be delayed or may not be completed.

For these reasons, among others, you should not place undue reliance upon forward looking statements.

Except as required by law, the Company does not assume any obligations to update any forward looking statements as a result of new information, changed circumstances, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nyer Medical Group, Inc.

Date: February 3, 2010	By: /s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer